Exhibit 23
Consent of Independent Registered Public Accounting Firm

We consent to the incorporation by reference in the Registration Statement (Form S-8 No. 333-181761) pertaining to the Harley-Davidson Retirement Savings Plan for Kansas City Hourly Bargaining Unit Employees of our report dated June 21, 2021, with respect to the financial statements of the Harley-Davidson Retirement Savings Plan for Kansas City Hourly Bargaining Unit Employees included in this Annual Report (Form 11-K) for the year ended December 31, 2020.

/s/ Ernst & Young LLP
Milwaukee, Wisconsin
June 21, 2021